Exhibit 10.6

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.

1601 Bryan Street, Suite 4141

Dallas, Texas 75201

May 8, 2020

Sustainable Opportunities Holdings LLC

1601 Bryan Street, Suite 4141

Dallas, Texas 75201

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of Sustainable Opportunities Acquisition Corp. (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), Sustainable Opportunities Holdings LLC (the “Sponsor”), shall take steps directly or indirectly to make available to the Company certain office space, secretarial and administrative services as may be required by the Company from time to time, situated at 1601 Bryan Street, Suite 4141, Dallas, Texas 75201 (or any successor location). In exchange therefore, the Company shall pay the Sponsor a sum of $10,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. The Sponsor hereby agrees that it does not have any right, title, interest or claim of any kind (a “Claim”) in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

The parties may assign this letter agreement and any of their rights, interests, or obligations hereunder at any time upon five days’ notice to the other party.

This letter agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

[Signature Page Follows]

Very truly yours,

SUSTAINABLE OPPORTUNITIES ACQUISITION CORP.

By:	/s/ Scott Leonard
Name:	Scott Leonard
Title:	Chief Executive Officer

AGREED TO AND ACCEPTED BY:

SUSTAINABLE OPPORTUNITIES HOLDINGS LLC

By:	/s/ Scott Leonard
Name:	Scott Leonard
Title:	Managing Member